Exhibit 5.1                           ATTORNEYS AT LAW         San Francisco, CA
                                                               415 693-2000

                                                               Menlo Park, CA
                                      Five Palo Alto Square    415 843-5000
                                      3000 El Camino Real
                                      Palo Alto, CA            San Diego, CA
                                      94306-2155               619 550-6000
                                      Main 415 843-5000
                                      Fax  415 857-0663        Boulder, CO
                                                               303 546-4000

                                                               Denver, CO
December 26, 1996                     http://www.cooley.com    303 606-4800

                                      CRAIG E. DAUCHY
Compression Labs Incorporated         415 843-5033
350 E. Plumeria Drive
San Jose, CA 95134                    dauchyce@cooley.com

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Compression Labs Incorporated (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), covering an additional 660,000 shares of common stock to be reserved under the Company's 1980 Stock Option Plan, 1984 Supplemental Stock Option Plan, 1984 Stock Purchase Plan and 1992 Non-Employee Stock Option Plan (the "Common Stock").

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus, the Company's Certificate of Incorporation, Certificate of Designation and Bylaws, as amended, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Common Stock, when sold and issued in accordance with the Registration Statement and related prospectus, will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP

/s/ Craig E. Dauchy

Craig E. Dauchy